UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 8, 2019

MYOMO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38109	47-0944526
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Broadway, 14th Floor, Cambridge, MA	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 996-9058

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 8, 2019, Myomo, Inc., a Delaware corporation (“we” or the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with National Securities Corporation (the “Underwriter”), related to a public offering (the “Offering”) of 3,950,000 shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), at a public offering price of $1.40 per share (the “Offering Price”). Pursuant to the terms of the Underwriting Agreement, the Underwriter was granted a 45-day option to purchase up to an additional 592,500 shares of Common Stock at the Offering Price (the “Underwriter Option”). The gross proceeds to the Company, before deducting the underwriting discount and estimated expenses associated with the Offering, are expected to be approximately $5.5 million. The closing of the Offering is expected to occur on or about February 12, 2019, subject to the satisfaction of customary closing conditions.

The Common Stock is being offered and sold pursuant to a prospectus dated July 16, 2018 and a preliminary prospectus supplement dated February 7, 2019, in connection with a takedown from the Company’s shelf registration statement on Form S-3 (Registration No. 333-226045) (as amended, the “Registration Statement”), which the U.S. Securities and Exchange Commission declared effective on July 16, 2018. A final prospectus supplement will be filed with the U.S. Securities and Exchange Commission. The Underwriting Agreement contains customary representations, warranties, covenants, conditions to closing, indemnification and other obligations of the parties and termination provisions.

The Underwriting Agreement has been filed with this Current Report on Form 8-K to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The Company has also agreed to issue to the underwriter a warrant (the “Underwriter Warrant”) to purchase a number of shares of Common Stock equal to an aggregate of 8.0% of the shares of Common Stock sold in this Offering. The Underwriter Warrant will have an exercise price per share equal to 125% of the public offering price per share of Common Stock in this offering and may be exercised on a cashless basis in certain circumstances specified in the Underwriter Warrant. The Underwriter Warrant is exercisable six months from the date of issuance and will expire four years from the date of issuance. The Underwriter Warrant provides for adjustment in the number and price of such Underwriter Warrant (and the shares of Common Stock underlying such Underwriter Warrant) in the event of a recapitalization, merger or other fundamental transaction.

A copy of the legal opinion of Goodwin Procter LLP, relating to the validity of the shares issued in the Offering, is filed as Exhibit 5.1 to this Current Report on Form 8-K and is filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Copies of the Underwriting Agreement and the form of Underwriter Warrant to be issued in connection with the Offering are filed herewith as Exhibits 1.1 and 4.1, respectively, and are incorporated herein by reference. The foregoing description of the Offering by the Company and the documentation related thereto does not purport to be complete and is qualified in its entirety by reference to such Exhibits.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein.

Item 8.01. Other Events.

The Company issued warrants (the “2017 Warrants”) in its December 2017 public offering. Pursuant to the terms of the warrants, the sale and issuance in this Offering of Common Stock at a public offering price of $1.40 per share triggered an adjustment to the exercise price of the outstanding 2017 Warrants. The exercise price of such warrants was reduced from $2.95 per share to $1.40 per share, pursuant to the terms of such warrants.

On February 7, 2019, the Company issued a press release announcing the launch of the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On February 8, 2019, the Company issued a press release announcing its entry into the Underwriting Agreement. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated February 8, 2019, between the Company and National Securities Corporation.

4.1	Form of Warrant to Purchase Common Stock to be issued by the Company to the Underwriter

5.1	Opinion of Goodwin Procter LLP.

23.1	Consent of Goodwin Procter LLP (included in its opinion filed as Exhibit 5.1).

99.1	Press release dated February 7, 2019.

99.2	Press release dated February 8, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 8, 2019	MYOMO, INC.

	By:	/s/ Paul R. Gudonis
Paul R. Gudonis
President and Chief Executive Officer